Exhibit 23.4

Consent of Independent Petroleum Consultants

We consent to the references in the Registration Statement (Form S-4) and related Prospectus of Comstock Resources, Inc. filed with the Securities and Exchange Commission on or about August 1, 2016 and any subsequent amendments thereto to our firm under the caption “Experts”, to our estimates of reserves and value of reserves and to our reports on reserves as of December 31, 2013, 2014 and 2015.

/s/ Lee Keeling and Associates, Inc.

Tulsa, Oklahoma

August 1, 2016